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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Value City Department Stores, Inc. on Form S-8 (File Nos. 33-44207, 33-50198, 33-55348, 33-55350 33-78586, 33-80588, 33-92966, 333-15957 and 333-15961) of our
report dated March 13, 1998, on our audits of the consolidated financial statements of Shonac Corporation and Subsidiary as of January 3, 1998 and January 4, 1997 and for the years then ended which report is included in this Form 8-KA.





                         /s/ PricewaterhouseCoopers LLP


Columbus, Ohio
July 21, 1998